UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 24, 2008

VION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26534 (Commission File Number)	13-3671221 (IRS Employer Identification No.)

4 Science Park, New Haven, CT (Address of Principal Executive Offices)	06511 (Zip Code)

Registrant’s telephone number, including area code: (203) 498-4210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2008, Vion Pharmaceuticals, Inc. (the “Company”) received written notification (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) that the Company fails to comply with the minimum stockholders’ equity, market value and net income requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(3) (the “Rule”) because the Company’s stockholders’ equity is below the Nasdaq minimum stockholders’ equity listing requirement of $2,500,000, the market value of the Company’s listed securities is below the Nasdaq minimum market value listing requirement of $35,000,000 and the Company’s net income from continuing operations is below the Nasdaq minimum net income listing requirement of $500,000. The Company has until April 15, 2008 to provide Nasdaq with a specific plan to achieve and sustain compliance with the Nasdaq Capital Market listing requirements, including the time frame for completion of such plan. The Notice states that if the Nasdaq staff determines that the Company’s plan does not adequately address the issues noted above, the Nasdaq staff will provide written notice that the Company’s securities will be delisted. At that time, the Company may appeal the staff’s determination to delist its securities to a Nasdaq Listing Qualifications Panel.

A copy of the press release announcing receipt of the Notice is attached as Exhibit 99.1 to this Current Report of Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release dated March 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: March 26, 2008	By:	/s/ Howard B. Johnson
	Name:	Howard B. Johnson
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 26, 2008.